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                                  EXHIBIT 10(m)

                                      HPCS
                          DIVISIONAL SERVICE AGREEMENT

                         HP/PINNACLE DATA SYSTEMS, INC.



                             AGREEMENT # 01-17-6261

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TABLE OF CONTENTS

 1.0  Purpose
 2.0  Scope of Work
 3.0  Definitions
 4.0  Agreement
 5.0  Terms of Agreement and Terminations
 6.0  Time
 7.0  DELETED
 8.0  Cost Schedule
 9.0  Invoicing and Payment
10.0  Right to Audit
11.0  Record Keeping
12.0  Changes
13.0  Warranties
14.0  Insurance
15.0  Intellectual Property
16.0  Indemnification
17.0  Continuing Obligations
18.0  Documentation
19.0  Supervision
20.0  Back-up Personnel
21.0  Subcontractors
22.0  HP Property
23.0  HP Products
24.0  Limitation of Liability
25.0  Tooling and Equipment
26.0  Facility and Equipment
27.0  Performance
28.0  Program Process, Reporting. Metrics and Measures
29.0  Governing Law and Compliance
30.0  Assignment
31.0  Safety and the Environment
32.0  Background and Drug Screening
33.0  Relationship of the Parties
34.0  Taxes and Benefits
35.0  General Responsibilities
36.0  Materials Management
37.0  Design, Material and Process Change
38.0  Pricing and Cost
39.0  Notices
40.0  Business Continuity Plan
41.0  Force Majeure
42.0  No Waiver
43.0  Severability
44.0  Modification and Amendment
45.0  Exhibits and Appendices attached

             Exhibit A             Expenditure Proposal
             Exhibit B             Contractor Security Requirements
             Exhibit C             Equipment Loan Agreement
             Exhibit D             Performance Evaluation (TQRDCE)
             Exhibit E             Packaging Standards
             Exhibit F             HP Holiday Schedule
             Exhibit G             Pinnacle Holiday Schedule
             Exhibit H             Pinnacle Business Continuity Plan
             Exhibit I             Electrostatic Discharge Control Standard

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                                Program Agreement
                          Hp Commercial Support (Hpcs)
                           Contract Number 01-17-6261

This Divisional Service Agreement is entered into by and between Hewlett-Packard Company, a Delaware corporation, its divisions, sub-divisions, affiliates and subsidiaries (hereinafter referred to as "HP"), and Pinnacle Data Systems, Inc., an Ohio corporation (hereinafter referred to as "Contractor").

1.0  PURPOSE

     1.1.   Purpose: This Agreement specifies the terms and conditions under
            -------
            which Contractor will provide to HP, Program Services as set forth in each Appendix attached here to, and develop written processes therefore with respect to products as designated by HP. The terms and conditions herein constitute the Divisional Service Agreement for all Program Services provided by Contractor to HP.

     1.2.   Relationship between the Divisional Agreement and Appendices: This
            ------------------------------------------------------------
            Agreement is the Divisional Service Agreement ("DSA") that sets forth the terms and conditions of the overall agreement between HP and Contractor. Contractor will provide PROGRAM Services for HP pursuant to the terms set forth in the attached Appendices. This Agreement is incorporated into each Appendix so that this Agreement and each Appendix form a separate and divisible contract for the applicable Program.

     1.3. Unless otherwise agreed upon in writing by the parties in an Appendix that specifically cites the Articles in this Agreement that will be modified or changed, to the extent there are any inconsistencies between the terms of an Appendix and the terms of this Agreement, the terms specified in this Agreement will control and take precedence. If an Appendix is terminated, this Agreement and/or any other Appendices will not be affected.

     1.4 The provisions of this Agreement and the attached Appendices take precedence over HP's or Contractor's additional or different terms and conditions, to which notice of objection is hereby given. No change or modification of any of the terms or conditions herein shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.

     1.5 In the event of any conflict between the provisions of this Agreement and any release or Appendix, the order of precedence is as follows:

            a)   This Agreement;
            b)   The Appendix to this Agreement;
            c) Any instructions on the front of HP's written or electronic release;
            d)   The preprinted provisions on either parties written release.

            In consideration of the above and the mutual promises contained herein, HP and Contractor agree as follows:

2.0  SCOPE OF WORK

     2.1 This Agreement covers Program Services and processes for HP Products to the specifications supplied to Contractor by HP. The processes/work may take place on and within HP property or in a CONTRACTOR leased or owned facility. Program Services covered under this Agreement shall include, but not be limited, to the following:

                 1.   Warehousing of Hewlett-Packard goods
                 2.   Supply Chain Management

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                 3.   Kitting and Parts Assembly
                 4.   Inventory Management
                 5.   Packaging
                 6.   Planning and Procurement
                 7.   Testing

        2.2 It is clearly understood and acknowledged by Contractor that the list stated in 2.1 is not meant to be all inclusive; instead, it is intended to serve as a general outline, supplemented by the Appendices, attached hereto and incorporated herein.

        2.3 Changes in the pricing or processes associated with Contractor's process location shall be reviewed and agreed to by both parties in writing prior to their implementation. While in an HP owned or leased facility, or while in a Contractor owned or leased facility and using HP owned or leased equipment, systems, or processes, Contractor shall notify the appropriate HP division and the HP Account Manager in writing sixty (60) days prior to its intent to provide services using said HP Facility or HP owned or leased equipment, systems or processes to other HP entities or companies other than HP. HP will promptly review any such notice, and Contractor shall not provide any such services unless and until HP approves Contractor's request in writing.

        2.4 In the event that HP may, from time to time, make changes or modifications to any scope of work or Appendix, Contractor hereby agrees to make any and all changes, furnish the materials and perform all such work that HP may require, without nullifying this Agreement, at a reasonable addition to, or reduction from, the Agreement Cost stated herein. Contractor shall adhere strictly to the performance metrics and processes unless both parties mutually agree upon a change.

3.0  DEFINITIONS

        3.1 "BFT(s)" means a Business Fundamental Table (metrics) used as measurements of how CONTRACTOR is performing in defined areas per each Appendix.

        3.2 "Capital Expenditure" means an investment in a tangible asset in excess of five thousand dollars ($5,000.00).

        3.3 "Contractor Developments" means any Intellectual Property Rights developed solely by Contractor under this Agreement and not "Paid for by HP".

        3.4 "Cost(s)" means the actual cost(s), including any related rebates, discounts or leveraged volumes, paid or incurred by CONTRACTOR prior to any mark up or margin by CONTRACTOR.

        3.5    "Days" means calendar days (unless otherwise stated).

        3.6 "Epidemic Failure" means any failure that is over twice the average monthly rate, based on the previous 3 month average, of Dead On Arrival and Time To Failure rates for that item.

        3.7 "Equipment" means manufacturing tooling fixtures and the like used to perform work under this Agreement, including but not limited to: equipment, test equipment and fixtures, inspection equipment and fixtures, storage equipment and fixtures used to repair, move, and store inventory.

        3.8 "Contractor Inventory" means units, sub-assemblies, and parts purchased by Contractor that are physically located within any location that Contractor uses to perform the work under this Agreement and will be systematically tracked by Contractor as Contractor owned inventory.

        3.9 "HP" means Hewlett-Packard Company, its divisions, subsidiaries, worldwide affiliates and any controlled entity.

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        3.10   "HP Property" means real property, equipment, materials and information, including Tools that are provided to Contractor by HP or on HP's behalf, or separately paid for by HP for use by Contractor in connection with its performance of Program Services.

        3.11 "HP Processes" means processes developed by HP and made available to HP suppliers and service contractors as part of the Program. Such processes include, but are not limited to, production processes, inventory reconciliation processes, data management processes, information access processes, financial reporting processes and metrics reporting. These processes are at all times owned by HP and any changes to such processes, must be approved by HP.

        3.12 "HP Inventory" means units, sub-assemblies, and parts either purchased by Contractor and paid for by HP or provided to Contractor by HP that are physically located within any location that Contractor uses to perform the work under this Agreement and will be systematically tracked by Contractor as HP owned inventory.

        3.13 "HP Products" means any part, sub-assembly, or unit that HP either manufactures, markets, or distributes.

        3.14 "HP or HP Authorized vendor" means (i) HP (ii) third parties selected, approved and qualified by HP in writing; and (iii) with HP's prior written approval, third parties selected by Contractor.

        3.15 "Intellectual Property Rights" means all rights in and to inventions (which are potentially patentable subject matter within the meaning of 35 U.S.C. 101), patents, patent applications, utility models, copyrights, author's rights, moral rights, trade secrets, mask works, names and marks used in trade, and all rights of a similar nature.

        3.16 "Itemized Cost Statement" means a non-audited statement of itemized costs incurred by Contractor during a billing period.

        3.17 "Labor Fees" means the mutually agreed dollar amount that CONTRACTOR will charge HP for each labor hour worked on HP products.

        3.18   "Part" means a component of a unit or sub-assembly.

        3.19 "Pre-Existing Intellectual Property" means any trade secret, invention, work of authorship, mask work, process design or protectable design that has already been conceived or developed by anyone other than HP before Contractor renders any Program Services.

        3.20 "Pre-Existing Intellectual Property Rights" means Intellectual Property Rights of a party in the Preexisting Intellectual Property defined in 3.20.

        3.21 "Program" means the Program Services provided by Contractor pursuant to the terms and conditions of an Appendix.

        3.22 "Standard Unit Cost" means the inventory cost for HP Product as set forth in HP's accounting system.

        3.23   "Sub-Assembly" means a module or replaceable part of a unit.

        3.24 "Tools" means any tooling, dies, jigs or fixtures or other property either built or acquired by Contractor in connection with its performance of Program Services.

        3.25   "Unit" means a shipping level part number.

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4.0  AGREEMENT.

        4.1 This Divisional Services Agreement (hereinafter "Agreement") outlines the arrangement between Contractor and HP. HP desires to engage Contractor as a service provider to perform certain assembly, repair and refurbishment services, warehouse management services and special projects to HP and all designated distribution centers.

        4.2 Each provision of the Agreement and its Appendices shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision, to any extent, is found to be invalid or unenforceable, the remainder of this Agreement or the application of such provisions shall remain in full force and effect without impairment or invalidation.

        4.3 This Agreement shall replace and supersede any and all other previous Agreements, expressed and/or implied to the extent that they are inconsistent with this Agreement. All such aforementioned documents and instruments including all Appendices and Exhibits attached shall form the Agreement.

        4.4 Contractor certifies and agrees that it is fully familiar with all of the terms, conditions and obligations of all the work that is required and specified in this Agreement, the location of the job site, and the conditions under which the work is to be performed, and that Contractor enters into this Agreement based upon such knowledge and previous experience with HP.

        4.5    Independent Contractor Status. The express intention of the
               -----------------------------
               parties is that Contractor is an independent contractor and not an employee, agent, joint venturer or partner of HP. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employee and employer between Contractor or any of its employees, agents and/or subcontractors and HP or of HP's subsidiaries, divisions or departments. Both parties acknowledge Contractor is not an employee for state or federal tax purposes. Contractor declares that it is in compliance with all federal, state and local business permits and licensing requirements necessary to perform the duties described in this Agreement. Contractor also declares that it is in compliance with all necessary federal, state and local employment tax requirements and that Contractor shall file all necessary tax returns and pay all of the necessary employment taxes. HP shall not assist Contractor with any federal or state income tax withholdings, or make any tax contributions on behalf of Contractor, nor shall HP pay for or reimburse Contractor for any profit-sharing programs, any health or group insurance programs, or any worker's compensation insurance or for any other benefit of employment.

        4.6 HP, at its sole and absolute discretion, reserves the right to modify, alter, reduce or remove any scope of work or business activity without Contractor's prior consent.

5.0  TERMS OF AGREEMENT AND TERMINATION.

        5.1    Term.

               This Agreement shall become effective from September 01, 2001 (the "Effective Date") and shall automatically terminate without notice at midnight on August 31, 2004 (the "Expiration Date") with the option to extend this Agreement for a subsequent additional one-year period, provided that both parties mutually agree in writing at least sixty 60 days prior to the expiration of the then-current term.

        5.2    Termination:

             5.2.1 Notwithstanding the provisions of Article 5.1 above, this Agreement shall terminate immediately and automatically upon either: (i) the expiration of the Term; (ii) Assignment or transfer by Contractor; (iii) Contractor's default and/or breach of any portion of this Agreement.

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             5.2.2   HP may terminate this Agreement with ninety (90) days
                     written notice to Contractor at anytime, with or without cause.

             5.2.3 In addition to the above, this Agreement may be terminated immediately and automatically by HP, at HP's sole and absolute discretion, if any of the following events occur:

                   5.2.3.1 Contractor makes any materially false or misleading statement or representation which induces HP to enter into this Agreement, or which is relevant to the relationship between the parties hereto; or,

                   5.2.3.2 Contractor becomes insolvent or commits an act of bankruptcy or takes advantage of any law for the benefit of debtors or Contractor's creditors, or if a receiver is appointed for Contractor; or,

                   5.2.3.3 Contractor engages in fraud or criminal misconduct or is convicted of a felony or of a misdemeanor involving fraud, or commercial dishonesty, whether or not the crime arose from Contractor's relationship with HP or not; or,

                   5.2.3.4 Contractor intentionally and/or deliberately invoices, bills or charges HP for any services, cost, or expense(s) or invoices, bills or requests payment for any other reimbursements not contracted for or covered in this Agreement; or,

                   5.2.3.5 For any of the reasons set forth in any applicable statute, law, regulation or judicial decision.

        5.3 If this Agreement or any Appendix is terminated, then HP has the right, but not the obligation:

             5.3.1 To assume for the remainder of the term of the Appendix, subject to the landlord's approval, and without being assessed any fees or penalties, each facility lease entered into by Contractor for any terminated Program or applicable portion thereof.

             5.3.2 To purchase from Contractor or assume Contractor's lease of any capital equipment that is an integral part of or was exclusively purchased or leased by Contractor for the Program. The purchase price of such equipment will be an amount equal to its unamortized cost, using the depreciation period specified in the applicable Program Contract, plus applicable sales and transfer taxes.

        5.4 Termination of this Agreement by either party for any reason shall not relieve the parties of any obligation theretofore accrued under this Agreement. In the event that this Agreement is terminated, regardless of the cause or reason, Contractor's services during the time of notice of such Termination until the last day of its services shall not be diminished in any way and Contractor shall continue to provide first class service.

        5.5 Default by Contractor. In the event Contractor, at any time, refuses or neglects to supply a sufficient number of properly skilled employees or a sufficient quantity of materials of proper quality, or files any kind of arrangement proceeding with any governmental agency or court, or makes an assignment for benefit of creditors without HP's consent, or fails in any respect to properly and diligently prosecute the work covered by this Agreement, or otherwise fails to perform fully any portion or all of the appendices or conditions precedent herein contained, HP may at its option, after the lapse of fourteen
               (14) days from the giving of a written deficiency notice to Contractor (during which time Contractor shall have the right to cure said default as more specifically set forth in section 5.7), terminate Contractor's right to proceed with the work. If HP so terminates Contractor's right to proceed with the work, Contractor shall immediately cease performing Program Services, and HP shall withhold any outstanding payments owed to Contractor at the time of such termination. HP will then promptly begin working to find an alternative provider to perform the Program Services performed by Contractor, and Contractor shall be responsible for all incremental labor costs and expenses associated with procuring an alternative provider. However, in no event shall Contractor be responsible for any incremental labor costs or expenses incurred more than 180 days after the

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               date HP terminates Contractor's right to proceed with the work.
               All incremental labor costs and expenses shall be deducted from any outstanding balance owed by HP to Contractor at the time of termination. If the costs and expenses incurred by HP exceed the outstanding balance owed by HP at the time of termination, then Contractor shall reimburse HP for the difference within fifteen
               (15) days after receiving a final bill from HP.

        5.6 The remedies referred in section 5.5 shall not be exclusive, and the provisions herein do not in any way limit HP's entitlement to any other remedy, legal or equitable.

        5.7 If at anytime Contractor shall fail to remedy any default under this Agreement within fourteen (14) days after receipt of written notice of any such default with respect to any of the provisions, terms or conditions of this Agreement, then in the event the default cannot reasonably be cured within said fourteen (14) day period, Contractor shall not be in default under this Agreement if Contractor commences to cure the default within the fourteen (14) day period and diligently and in good faith continues to cure the default.

        5.8 Upon the occurrence of any default by CONTRACTOR not cured within the applicable period provided for in sections 5.5 and 5.7 above, in addition to any or all other rights or remedies of HP provided by law, HP shall have the right, at HP's sole option, to declare this Agreement terminated as more specifically set forth in section 5.5 above.

        5.9 Rights and Duties Upon Termination. Upon termination of this Agreement, for any reason, Contractor agrees to surrender any and all property, equipment and inventory on the date specified in the notice of termination and to immediately discontinue all functions and services. HP shall have the absolute right, immediately upon termination, to take possession of all property, equipment and inventory. Contractor shall return all proprietary information, documentation, trademark or other such property to HP.

6.0  TIME

        6.1 Time and production are the essence of this Agreement and Contractor shall use its best efforts to complete any or all of its duties in the timeliest manner possible. Should Contractor be delayed in the prosecution or completion of the work by the act, neglect or default of HP, or should Contractor be delayed waiting for materials, if required by this Agreement to be furnished by HP, or by damage caused by fire or other casualty for which Contractor is not responsible, or in the event of a lockout by HP, then the time herein fixed for the completion of work shall be extended the number of days that Contractor has thus been delayed, but no allowance or extension shall be made unless a formal request is presented in writing to HP within forty-eight (48) hours of the commencement of such delay, and under no circumstances, excepting circumstances outside the control of Contractor, which in the judgment of HP, could have reasonably resulted in such delay, shall the time for completion be extended to a date which will prevent HP from completing the work within the time HP allows for such completion.

7.0  DELETED

8.0  COST SCHEDULE

        8.1 Because of expected changes in costs due to cost improvements, business needs, inflationary measures, etc., the cost schedule will be documented as an Appendix, which may be amended from time to time, whereby any changes will not impact the content of this Agreement.

9.0  INVOICING AND PAYMENTS

        9.1    Terms of Payment:

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               Contractor will prepare and submit its invoices to HP in
               accordance with the terms set forth in the applicable Appendix. HP will pay Contractor invoices that are prepared as specified in the applicable Appendix within forty-five (45) calendar days of receipt.

        9.2    Billing:

                9.2.1 For each Program, Contractor will invoice all services at the end of each 30-day billing period for services provided during that period. One copy will be delivered to the appropriate Program Manager and one copy to the appropriate HP Finance Service Center. The Itemized Cost Statement will be in a form agreed to by the appropriate Program Manager and the Contractor Program Manager and as set forth in the applicable Appendix.

                9.2.2 HP will have the right, upon request, to audit invoices to ensure compliance with the Program. Audits are limited to services (hours, units processed, inventory, space, etc.) and actual cost data for non-reoccurring expense.

                9.2.3 Contractor will prepare Itemized Cost Statements in accordance with Generally Accepted Accounting Principles
                        (GAAP). Within sixty (60) days following the end of each HP fiscal year during the term of this Agreement, the designated representative of the Contractor will certify to HP that the Itemized Cost Statements submitted to HP during that fiscal year have been prepared in accordance with GAAP and accurately and fairly represents the costs associated with the Program Services provided. At HP's request, HP may audit Contractor's adherence to GAAP.

                9.2.4 Any billings for charges incurred outside of the current invoice cycle must be accompanied by a written statement of explanation supporting their applicability and are subject to HP's approval.

        9.3    Cost and Expenses:

                9.3.1   Capital Expenditures:

                      9.3.1.1 Without HP's prior written authorization, Contractor will not incur any individual capital expenditure with respect to which HP will be invoiced for any costs, either as an amortization or depreciation expense, if HP will be carrying the termination risk.

                      9.3.1.2 If Contractor deems it reasonable and necessary to incur a capital expenditure requiring written authorization, Contractor will complete and submit to HP an Expenditure Proposal (EP) in the form set forth in Exhibit A.

                9.3.2 Excluded Costs: Costs reimbursable by or allocated to HP will exclude any and all fines and penalties with respect to violations of any statute, ordinance, regulation, rule, order, judgment or decree (including settlement thereof) by Contractor or its subcontractors, all of which will be the sole responsibility of Contractor.

                9.3.3 Expense and Cost Containment: Contractor will use its best efforts to implement procedures to reduce or contain its expenses and costs without adversely affecting the performance of the Program Services. At HP's request, Contractor will provide HP information about and access to records and operations to allow HP to ensure compliance with this obligation. Access to Contractors actual cost records is limited to non-reoccurrence ("direct bill") items. HP will measure Contractor's compliance with this obligation in accordance with the terms set for in the applicable Appendix.

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        9.4    Rates and Charges:

                9.4.1 General: HP will pay Contractor for the Program Services provided pursuant to this Agreement at the rates and subject to the terms and conditions set forth in the applicable Appendices.

                9.4.2 Additional Services: Services requested by HP, in addition to those identified in the Appendices, will be negotiated separately, and are subject to mutual agreement on terms and conditions applicable to such requirements. Any additional services will result in a reissue/amendment of all affected Appendices prior to performance of the additional services.

                9.4.3   Rate Increases and Decreases:

                      9.4.3.1 All rates and charges set forth in an Appendix will be effective for a period of not less than one (1) year from the effective date. These rates will reflect prevailing business conditions (activity and product volumes and processes). After the expiration of the initial one-year period, if the business conditions have changed in a manner that alters the costs used to determine the initial rates, HP will consider changes to rates, provided Contractor submits a written request to change the rates no less than 60 days prior to the expiration of the initial one-year period. After the expiration of the initial one-year period, Contractor and HP will meet quarterly to review the business conditions and rates.

                      9.4.3.2 Any rate or charge increase must be agreed to in writing by HP's and Contractor's respective Program Managers before it becomes effective. The format for communicating this change shall be outlined in the applicable Appendix.

10.0  RIGHT TO AUDIT.

        10.1 HP has the right, but not the obligation, to inspect at any time during business hours, and with or without prior notice to Contractor, any Contractor facility at which Program Services are performed; all processes, operations, and records associated with Contractor's performance of Program Services; and all HP Products under the possession or control of Contractor.

        10.2 HP's inspection may be for any reason directly related to this Agreement or any Appendix, including ensuring Contractor's compliance with the requirements of this Agreement or the applicable Appendix.

        10.3 HP's right of inspection, with coordinating efforts with the Contractor, will also apply to any vendor or subcontractor of Contractor. Contractor will inform such vendors or subcontractors of HP's right to inspect and, if necessary, use all reasonable effort to secure such rights for HP.

        10.4 Any inspection by HP will be solely for HP's benefit and not for the benefit of any other party, including Contractor or any of its vendors or subcontractors. Notwithstanding the foregoing, upon request, HP will provide Contractor a copy of all audit or inspection results.

        10.5 HP shall have the right at anytime and upon request, to audit any Itemized Cost Statements, invoice or bills provided by Contractor and to audit Contractor's use of the HP Processes to ensure compliance with the Program. In the event that the results of such audit reveal an inconsistency or are in contradiction to any invoices forwarded to and/or paid by HP, or are not covered by or are out of scope of this Agreement, then HP shall have the right to correct

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              such inconsistencies or request a cash refund, adjust
              CONTRACTOR's affected invoices, or withhold any future payment until such inconsistent balances are corrected.

11.0  RECORD KEEPING

        11.1 Contractor will keep and maintain records and reports of business measures for the Program. Upon request, HP will have the option to audit one-week period statements and to audit period statements in accordance with generally accepted principles and practices.

        11.2 Contractor will provide record retention of all forms, reports and other paperwork as required by HP's Corporate Audit Guidelines. Copies of the relevant portion of HP's Corporate Audit Guidelines are attached as exhibits to the Appendices as deemed applicable by HP.

        11.3 Licenses: Contractor at its sole cost and expense, will procure and
             ---------
             maintain any and all licenses, permits, and authorizations required by applicable laws or regulations for the performance of this Agreement except for those licenses and fees that by law or regulation must be the sole responsibility of HP due to the nature of the products or processes being supported by Contractor for HP. HP agrees to pay for licenses and fees, which are or become its sole responsibility.

12.0  CHANGES

        12.1 HP may change, modify, alter, reduce or remove any portion of any scope of work or business activity at any time in any project at any time. In the event of any such change, the price shall be adjusted accordingly. Any such change shall be requested and documented by Contractor's Approval Process before the change is performed.

        12.2 Except as provided in Section 12.1 (Changes) above, any claim by Contractor for additional compensation arising out of this Agreement must be made in writing within ten days after the commencement of the event, giving rise to the claim. Otherwise, any such claim shall be deemed waived by CONTRACTOR, notwithstanding actual notice thereof on the part of HP.

13.0  WARRANTIES

        13.1 With respect to the goods and Program Services provided by Contractor pursuant to this Agreement, Contractor hereby warrants as follows:

            13.1.1 All goods and Programs Services shall conform in all material respects to the design criteria, specifications, descriptions, drawings, samples, and other requirements that are set forth in this Agreement, applicable Appendix, or otherwise agreed to by the parties for a period of 180 days;

            13.1.2 Any rework that must be done within the 180 day period will be done at the expense of the Contractor;

            13.1.3 All goods and Program Services shall be free from material defects in design, material, and workmanship;

            13.1.4 All goods and Program Services shall be free of all liens, encumbrances, and other claims against title;

            13.1.5 All goods and Program Services shall be manufactured, processed, and assembled, as applicable, by Contractor under Contractor's direction;

        13.2 DISCLAIMER: EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE
             ----------
             ATTACHED APPENDICES, CONTRACTOR MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING ANY HP PRODUCTS AND SERVICES, OR REGARDING THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE.

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14.0  INSURANCE

        14.1 Coverage: During the term and at all times that CONTRACTOR performs services for HP, CONTRACTOR shall maintain in full force and effect the following minimum insurance coverages.

            14.1.1 Workers' Compensation and Employer's Liability Insurance Workers' Compensation insurance shall be provided as required by law or regulation.

                    Employer's Liability insurance shall be provided in amounts not less than $1,000,000 per accident for bodily injury by accident, $1,000,000 policy limit by disease, and $1,000,000 per employee for bodily injury by disease.

                    If employees or subcontractors of CONTRACTOR are exposed to injury which may fall under the U.S. Longshoremen and Harbor Workers' Compensation Act, the Jones Act, or under laws, regulations, or statutes to maritime or railroad employees, then coverage will be included for such injuries or claims.

           14.1.2 General Liability Insurance: CONTRACTOR shall carry either comprehensive general liability insurance or commercial general Liability insurance with limits of liability and coverage as indicated below:
                    (A)   Premises, operations, and equipment;
                    (B)   Products and completed operations;
                    (C)   Contractual Liability;
                    (D)   Bodily injury Liability;
                    (E)   Personal injury Liability.

               14.1.2.1 Comprehensive general liability policy limits shall be not less than combined single limits of $1,000,000 per occurrence and general aggregate of $2,000,000.
               14.1.2.2 Commercial general liability (occurrence) policy limits shall not be less than $1,000,000 per occurrence (combined single limit for bodily injury and property damage), $1,000,000 for personal injury liability, $1,000,000 aggregate for products and completed operations, and $2,000,000 general aggregate.
               14.1.2.3 Except with respect to products and completed operations coverage, the aggregate limits shall apply separately to CONTRACTOR's services under this Agreement.

               14.1.2.4 If "claims made" policies are provided, CONTRACTOR shall maintain such policies without endangering aggregate limits at the above stated minimums, for at least five years after the expiration of the term.
               14.1.2.5 Such policies shall name HP, its officers, directors and employees as Additional Insureds and shall stipulate that the insurance offered Additional Insureds shall apply as primary insurance and that no other insurance carried by any of them shall be called upon to contribute to a loss covered thereunder. Such policies shall not be construed to imply that CONTRACTOR offers insurance to or on behalf of HP employees.

           14.1.3 Automobile Liability Insurance: CONTRACTOR shall carry bodily injury, property damage, and automobile contractual liability coverage for owned, hired, and non-owned autos with a combined single limit of liability for each accident of not less than $1,000,000.

           14.1.4 Fidelity / Crime Bond: CONTRACTOR will be covered by Fidelity Insurance or Commercial Crime Bond as respects CONTRACTOR's agents, employees, and subcontractors performing under this Agreement with blanket limits of at least $100,000 per occurrence.

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           14.1.5   Property / Warehouse Liability: CONTRACTOR will carry
                    Property or Warehouse Liability insurance in amounts adequate to cover risks of damage or loss to HP Property in its care, custody and control, as assumed under the terms of this Agreement. Any such insurance will name HP as Loss Payee.

        14.2 Certificate of Insurance: Certificates of Insurance evidencing the required coverage and limits shall be furnished to HP before any services are commenced hereunder and shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to HP. A company authorized to do business in the State where the services are rendered shall write all insurance policies. CONTRACTOR shall furnish copies of any endorsements subsequently issued, which amend coverage or limits.

15.0  INTELLECTUAL PROPERTY

        15.1 Confidential Information: Neither Contractor nor Contractor's employees, agents, or subcontractors shall use or disclose to any person or entity any Confidential Information of HP (whether in written, oral, electronic, or other form) which is obtained from HP or otherwise prepared or discovered either in the performance of this Agreement, through access to HP's Information Assets/Systems, or while on HP premises. As used herein, the term "Confidential Information" shall include, without limitation, all Work Product, all information designated by HP as confidential, all information or data concerning or related to HP's products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales costs, profits, pricing methods, organization and employee lists), and any information obtained through access to any Information Assets/Systems (including computers, websites, networks, voicemail, etc.) which, if not otherwise described above, is of such a nature that a reasonable person would believe it to be confidential or proprietary. For avoidance of doubt, all order-specific data (including dates, product data, shipment data, etc) relating to HP Products, HP Property or HP Processes shall be automatically deemed HP's Confidential Information. For purposes of this Agreement, Information Assets/Systems shall include, but are not limited to, computers, voice and data networks, databases, records systems, voicemail, security systems, tokens, logon scripts, passwords, and such other hardware, software, firmware, or other device as may be used to access such systems/assets. These restrictions on using, publishing, or revealing Confidential Information continue perpetually unless HP agrees otherwise in writing or unless the Confidential Information becomes public.

        15.2 Exclusions: The foregoing confidentiality obligations will not apply to Confidential Information that (a) is already known to Contractor prior to disclosure by HP; (b) is or becomes a matter of public knowledge through no fault of Contractor; (c) is rightfully received from a third party by Contractor without a duty of confidentiality; (d) is independently developed by Contractor; (e) is disclosed under operation of law; or (f) is disclosed by Contractor with the prior written approval of HP.

        15.3 Work Product. "Work Product" means models, devices, reports, computer programs, tooling, schematics and other diagrams, instructional materials, and anything else the Contractor produces in connection with this Agreement or any Statement of Work and paid for by HP. All Work Product will belong to HP. HP shall have the sole right to use, sell, license, publish or otherwise disseminate or transfer rights of such Work Product. As long as this Agreement is in effect Contractor will have the right to use said Work Product in its performance of this Agreement. Contractor will deliver all Work Product to HP upon the earlier of completion of Services or HP's request.

        15.4 Contractor will promptly disclose to HP any inventions made in connection with this Agreement and paid for by HP. HP will own all intellectual property rights in such inventions. Contractor will sign any necessary documents and will otherwise assist HP, at HP's expense, in obtaining patent registrations and otherwise protecting such inventions in any country.

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

        15.5 Works of Authorship. Contractor will promptly disclose to HP any works of authorship created in connection with this Agreement and paid for by HP. Contractor hereby assigns to HP all copyrights in such works. To the extent permitted by law, Contractor waives any moral rights, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise. Contractor will sign any necessary documents and will otherwise assist HP, at HP's expense, in registering HP's copyrights and otherwise protecting HP's rights in such works in any country.

        15.6 Access to Information Assets/Systems: Access, if any, is granted solely to facilitate the business relationship described in the Agreement, and is limited to those specific Assets/Systems, time periods and personnel designated by Contractor as are separately agreed to by HP and Contractor from time to time. Access is subject to business control and information protection policies, standards, and guidelines as may be provided by HP. Use of any other Assets/Systems is expressly prohibited. This prohibition applies even when an Asset/System which Contractor is authorized to access serves as a gateway to other Assets/Systems outside the scope of Contractor's authorization. Use of Assets/Systems during other time periods or by individuals not authorized by HP is expressly prohibited. Without limiting the foregoing, Contractor warrants that it has adequate security measures in place to comply with the above obligations and to insure that access granted hereunder will not impair the integrity and availability of HP information asset/systems. Upon reasonable notice, HP may audit Contractor to verify Contractor's compliance with these obligations. Unless prior written approval is provided to Contractor by the providing HP entity, Contractor can only use any information assets/systems, hardware, or software, either supplied by HP or funded by HP, for the HP entity that provided or funded that information Assets/Systems, hardware, or software.

        15.7 Security of Information: Without limiting the foregoing, each party agrees to maintain security measures to comply with the above obligations and to ensure that access granted will not impair the integrity and availability of the others party's Systems. Upon reasonable notice, HP may audit Contractor to verify Contractor's compliance with these obligations.

        15.8 Pre-Existing Intellectual Property: Contractor will not use any Pre-Existing Intellectual Property including, but not limited to, any trade secret, invention, work of authorship, mask work or protectable design that has already been conceived or developed by anyone other than HP before Contractor renders any services under this Agreement, unless Contractor has the right to use it for HP's benefit. If Contractor is not the owner of such Pre-Existing Intellectual Property, Contractor will obtain from the owner any rights necessary to enable Contractor to comply with this Agreement. If Contractor uses any Pre-Existing Intellectual Property in connection with this Agreement, and HP requires rights to that Pre-Existing Intellectual Property to utilize the services, Contractor hereby grants to HP a non-exclusive, royalty-free, worldwide, perpetual license to make, have made, sell, use, reproduce, modify, adapt, display, distribute, make other versions of and disclose the property and to sublicense others to do these things. Contractor will give HP notice immediately if at any time the Contractor knows or reasonably should know of any third party claim to any intellectual property provided by Contractor pursuant to this Agreement.

        15.9 Intellectual Property Infringement Warranty. Contractor hereby represents and warrants that all goods and Program Services furnished by Contractor and/or its subcontractors under this Agreement will not violate or infringe any third party intellectual property rights and Contractor further warrants that it is not aware of any facts upon which such claim could be made. If Contractor learns of any claim or any facts upon which a claim could be made, it will promptly notify HP of this information.

        15.10 Additional Obligations. Contractor warrants that each employee, agent, or subcontractor who performs services or other work in connection with this Agreement has been informed of the obligations contained herein and has agreed to be bound by them. If Contractor engages any third party in furtherance of its duties under this Agreement, Contractor shall cause such

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

                  third party to execute a written agreement binding such third party under all provisions of this Section 15, as if such party were Contractor.

16.0  INDEMNIFICATION

        16.1      General Indemnity.

                16.1.1 Contractor shall defend, indemnify and hold harmless the HP from and against any and all claims, losses, demands, attorney fees, damages, liabilities, costs, expenses, obligations, causes of action, suits, or settlement costs for damage or injury (including death) to any person (including employees) or damage to or loss of any property arising out of or resulting from any negligent or willful act or omission by Contractor or its employees or agents except to the extent of HP's negligence or willful misconduct.

                16.1.2 Contractor shall defend, indemnify and hold harmless HP from and against any and all claims, losses, demands, attorney fees, damages, liabilities, costs, expenses, obligations, causes of action, suits, or settlement costs arising out of labor, materials, services or supplies furnished by Contractor, or its subcontractors (it being understood that Contractor shall be responsible to HP, relating to any such defective Contractor work performed as a subcontractor for HP) or having an impact upon the performance of this Agreement (including but not limited to any laborer's, materialmen's or mechanics' liens).

                16.1.3 Contractor shall also defend, indemnify and hold HP harmless from any claims or suits against HP arising from Contractor's use of HP Equipment loaned to Contractor by HP, including use by its employees, agents or subcontractors. Contractor will pay all costs, damages, losses and expenses (including reasonable attorneys' fees) incurred by HP and will pay any award with respect to any such claim or agreed to in any settlement.

        16.2 Intellectual Property Indemnity. Contractor will give HP notice immediately if at any time Contractor knows or reasonably should know of any third party claim to any intellectual property used by Contractor to perform Program Services for HP, provided by Contractor to HP, or made accessible by Contractor to HP, pursuant to this Agreement. Contractor will defend, indemnify and hold harmless HP from all liability arising from the use of such intellectual property.

        16.3 Mechanics of Indemnity. The party claiming a right to indemnity will provide the indemnifying party with prompt notice of, and reasonable assistance (at the indemnifying party's expense) with, any claim, action or proceeding covered by the indemnity obligations set forth in sections
                  16.1 and 16.2 above. The party claiming a right to indemnity will give the indemnifying party the authority necessary to defend or settle any such claim, action, or proceeding. The indemnifying party will have the exclusive right to defend any such claim, action or proceeding. However, neither HP nor Contractor shall settle or compromise any such claim, action or proceeding without prior written consent of the other party. Said written consent will not be unreasonably withheld by either party. In the event the indemnifying party does not diligently pursue resolution of the claim, action or proceeding or provide the other party with reasonable assurances that the indemnifying party will diligently pursue resolution, then the other party may, without in any way limiting its other rights and remedies, defend and/or settle or compromise such claim, action or proceeding. If the other party defends such a claim, action or proceeding, indemnifying party will pay, in addition to any damages awarded, the actual and reasonable costs and expenses incurred by the other party in connection with such defense.

17.0  CONTINUING OBLIGATIONS

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        17.1    Upon any termination of this Agreement or any Appendix, sections
                9, 10, 13, 14, 15, 16, 21, 22, 23, 24, 25, 26, 29, 31, 34, 38,
                and this section 17, shall survive in accordance with their terms.

18.0  DOCUMENTATION

        18.1 HP shall provide any proprietary or non-proprietary documentation (as HP deems necessary) to Contractor regarding the products to service and support, including but not limited to schematics, material lists and engineering change orders.

19.0  SUPERVISION

        19.1 All persons engaged in the work described in this Agreement shall be subject to the exclusive direction, supervision, and control of Contractor. Contractor shall ensure that all persons involved in the work are appropriately skilled for that portion of the work assigned to them.

20.0  BACK-UP PERSONNEL

        20.1 Contractor shall provide back-up personnel for each of their employee(s) assigned to HP's account in the event of their illness, disability, vacation, leave, or absence for any reason. Said back-up personnel are expected to cover all duties and responsibilities of Contractor's regular personnel with no disruption in service.

21.0  SUBCONTRACTORS

        21.1 Subcontractors. Contractor will not subcontract any of the Services to other persons or entities without the prior written approval of HP. All obligations imposed upon Contractor will be similarly imposed by Contractor upon any authorized Subcontractor.Contractor's execution of any subcontracts, including subcontracts approved by HP, will not relieve, waive or diminish any obligation Contractor may have to HP under this Agreement. Fees for subcontracted Services will be included in the fees and costs billed by Contractor.

        21.2 Other Contracts. HP may contract with other Providers in connection with the Services. Contractor will cooperate with any other Contractors retained by HP.

        21.3 Co-existence. Contractor will not use any process, equipment, or facility supplied by, developed for, or funded by HP without the prior written approval of the appropriate HP entity. Since HP-HPCS is the HP division that oversees the Contractor account with HP and this Agreement, Contractor will notify HP's HPCS Account Manager within two (2) working days when any HP division or non HP business request Contractor to perform similar work using the same equipment or facilities as HP.

        21.4 List of Personnel. Contractor shall maintain a list of all Contractor employees or Contractor's subcontractors, who have been granted access to HP information systems and will provide such list to HP as requested by HP. Upon termination of any employee, Contractor will inform HP, and take all necessary actions to remove that person's ability to access Contractor or HP property or information.

22.0  HP PROPERTY

        22.1 Contractor shall ensure that its employees do not remove any HP Property from the work premises without HP's written permission. Upon the request of HP, Contractor shall return any HP Property to HP. Upon the departure of an Contractor employee, Contractor shall ensure that such employee has returned all HP Property to Contractor. In the event Contractor is unable to secure the return of HP's Property from a departing Contractor employee, Contractor shall be responsible for making diligent efforts to effect the return of the item and for reimbursing HP for the value of the HP Property should it not be returned or replaced

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               within a reasonable time period not to exceed thirty (30) days after the employee's termination date.

23.0  HP PRODUCTS

        23.1 Consignment. With respect to all HP Products, Equipment or other property owned by HP and consigned to Contractor (referred to as
              "Consignee" in this section), Consignee hereby grants to HP (referred to as "Consignor" in this section) its power of attorney to file a UCC-1 financing statement or similar notice describing the Consigned Goods or HP Products and the proceeds thereof [in substantially the form attached hereto as Exhibit ___, wherever HP deems appropriate to provide notice to other parties that the Consigned Goods are not property of Consignee. Should this Agreement or the transactions under this Agreement be deemed for any reason to pass title of the Consigned Goods to Consignee, Consignee agrees that HP shall be deemed to hold, and Consignee hereby grants to HP, a purchase money security interest in the Consigned Goods, and the proceeds thereof including without limitation the cash and checks described above, to secure all of its obligations to HP including without limitation obligations under this Agreement

        23.2     Liability for Loss or Damage to HP Products.

                23.2.1 General Liability. Contractor shall be liable to HP for actual loss of, or damage to, HP Products owned by HP other than loss or damage caused by intentional acts or gross negligence as set forth in section 23.2.2 below, with a maximum liability of $1,000,000.00 (US) per occurrence. The value of all HP Products will be the invoice price for the HP Products. Contractor's overall liability under this section shall be subject to the $5,000,000.00 Limitation of Liability set forth in section 24.1 below.

                23.2.2 Liability for Intentional Acts or Gross Negligence. In the case of intentional or grossly negligent acts or omissions, dishonest acts, or the failure to follow any provision of the agreed upon security requirements on the part of Contractor or its employees, agents or subcontractors, Contractor will be liable to HP for the actual loss of, or damage to, HP Products owned by HP. The value of all HP Products will be the invoice price for the HP Products. Contractor's liability under this section will not be subject to the liability limitations set forth in sections 23.2.1 or 24.1.

                23.2.3 Security Requirements. CONTRACTOR and its employees, agents or subcontractors agree to follow the attached security plan Exhibit B.

                23.2.4 Inventory Shrinkage Losses. Contractor will be liable to HP for inventory shrinkage losses as a business risk and will not charge HP for any separate insurance to cover this liability. Contractor's liability to HP for shrinkage losses are excluded from the limitations of liability set forth in sections 23.2.1 and 23.2.2 above, as well as section
                         24.1 below.

                23.2.5 Fire or Water Damage. Contractor will be liable for any Fire or Water damage that causes loss to HP owned equipment or parts.

                23.2.6   Claims Procedure.

                          23.2.6.1 Contractor must promptly notify HP upon discovering any loss of, or damage to, HP Products. Within 60 days following receipt of such notice, HP will file a claim for such loss, including loss due to inventory shrinkage.

                          23.2.6.2 Contractor will acknowledge all claims within 30 days of occurrence; resolve all undisputed claims filed by HP within 60 days of submission by HP; and resolve all disputed claims filed by HP within 120 days. For any claims outstanding after 120 days, Contractor will be required to provide written statements to HP concerning the status of each claim.

                          23.2.6.3 Reconciliation of all claims filed by HP against Contractor will not be contingent upon Contractor's recovery of HP Products or funds from its

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               subcontractors. HP must file any legal
               proceedings regarding a disputed claim within 12 months following receipt of notice of loss or damage.

     23.2.7 Limitation of Liability Related to HP Products. Contractor and its subcontractors will not be liable for loss or damage resulting from:

              23.2.7.1 The negligence or willful misconduct of HP, the
                       recipient of the HP Products, or anyone with an ownership interest in the HP Products;

              23.2.7.2 Failure of HP systems impacting HP revenues;

              23.2.7.3 Any pre-existing defect of the HP Products;

              23.2.7.4 Actions of government or sovereign power, or by any authority maintaining or using military, naval or air forces; or

              23.2.7.5 Earthquakes or other Acts of God.

     23.2.8  Dispositions.

              23.2.8.1 Contractor, or Contractor's agents and subcontractors, agree to use its best efforts to protect HP's product integrity and brand names in the event of transit damage to said products. HP shall have the exclusive control over the disposition of salvage and the disposition of partially damaged product, subject, however to the laws governing the Contractor's right to an allowance for any salvage or residual value for products destroyed by HP in lieu of their sale on the salvage market.

              23.2.8.2 Contractor, or Contractor's agents and
                       subcontractors have thirty (30) days to return a product that has been damaged, or refused delivery by Customer to HP.

              23.2.8   Contractor, or Contractor's agents and
                       subcontractors are not permitted to keep damaged or defective freight without prior written consent from HP.

24.0  LIMITATION OF LIABILITY

     24.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT EVEN IF THE POSSIBILITY OF SUCH DAMAGES HAS BEEN COMMUNICATED TO THE OTHER PARTY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR DAMAGES FOR ANY CAUSE WHATSOEVER IN AMOUNT IN EXCESS OF $5,000,000.00. NOTWITHSTANDING THE FOREGOING, THERE SHALL BE NO LIMIT ON THE AMOUNT OR TYPE OF DAMAGES RELATING TO BREACH OF ANY CONFIDENTIALITY OBLIGATION (SECTION 15.1), INTELLECTUAL PROPERTY INDEMNIFICATION (SECTION 16.2), PERSONAL INJURY OR PROPERTY DAMAGE INDEMNIFICATION (SECTION 16.1.1) OR CONTRACTOR'S GROSSLY NEGLIGENT OR INTENTIONAL ACTS OR OMISSIONS RESULTING IN LOSS OR DAMAGE TO HP PRODUCT (SECTION 23.2.2).

25.0  TOOLING AND EQUIPMENT

   25.1 General. All designs, materials and equipment furnished to Contractor by HP or paid for by HP in connection with this Agreement (collectively "HP Property") shall:

               a) Be clearly marked or tagged as property of HP;

               b) Be subject to inspection by HP at any time during normal business hours;

               c) Be used only in performing work under this
                 Agreement;

               d) Be kept reasonably separate from other materials, tools, or property of Contractor or held by Contractor;

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               e) Not be modified in any manner by Contractor without prior agreement by HP;

               f) Have periodic maintenance performed by Contractor;

               g) Be kept free of liens and encumbrances which may arise due to actions of Contractor; and

               h) Will be tracked and documented by Contractor on a consolidated list of all HP property. This list will be provided to the HP Account Manager on a quarterly basis,noting changes since prior list was provided.

   25.2 Equipment Loan to CONTRACTOR. In the event HP is willing to assign any equipment or tools for CONTRACTOR's use during this Agreement, the parties shall execute a separate Equipment Loan Agreement ("ELA"). An example of an ELA is attached hereto as Exhibit C.

   25.3 Equipment Use. Contractor agrees that persons operating HP Property will be fully trained in the proper use thereof. Contractor hereby releases HP of all liability arising out of the misuse, or damage caused by Contractor or Contractor's agents to HP equipment or tools as provided for in Section 26 (Facility and Equipment).

   25.4 Depreciation and Taxes. Contractor shall be solely responsible to conform to all tax laws and depreciation schedules on all tools and equipment either leased or procured by Contractor to perform work under this Agreement. If HP deems necessary, HP may assume the lease of said tools and equipment. At any time after Contractor's lease of said tools and equipment is complete, HP may, at HP's discretion, procure any of said tools and equipment from Contractor for the total sum of one (1) U.S. dollar.

26.0  FACILITY AND EQUIPMENT

   26.1 With the exception of equipment, warehouse facilities, and computer systems owned by HP, utilized in carrying out the Scope of Work as described in each Appendices, all equipment, warehouse facilities, and computer systems used by Contractor in the performance of the Program Services hereunder shall at all times be owned or leased by Contractor. Use of HP owned equipment and computer systems by Contractor shall be at the discretion of HP and shall be restricted to only those processes that directly support HP and no other customer of Contractor.

   26.2 All expenses incurred by Contractor in the operation of the equipment, warehouse facilities, and computer systems shall be paid by Contractor without reimbursement from HP unless specifically identified for reimbursement in each Appendices. Contractor's sole compensation for the Program services and other services rendered to HP and sole work performed for HP shall be as provided for in this Appendix.

   26.3 Contractor's administration operation shall provide the computing systems and peripherals necessary to transact business with its corporate headquarters or to other Contractor entities.

   26.4 All equipment purchased and/or replaced by Contractor must have the ability to be supported, maintained, and repaired by HP. Contractor will verify through HP's IT department the supportability of the equipment before purchase.

   26.5 Any and all electronic devices and or wiring connected to HP business processing systems shall become the property of HP and HP shall retain title to such devices and/or wiring. It is clearly understood and acknowledged, that prior to connecting any such electronic devices or wiring to any HP system, HP must pre-approve of such, in writing, otherwise the Contractor shall be fully and solely responsible for and liable for any and all damage. Furthermore, HP shall be responsible for the purchase, repair and maintenance of such equipment, provided, however, that HP has pre-approved such, in writing.

   26.6 Contractor shall retain title to all other equipment (except as expressed in Section 26.1 (Facilities and Equipment) and the (Equipment Loan Agreement) and all documentation related to or

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

         accompanying the equipment. Contractor shall not loan, transfer, encumber, sell or otherwise dispose of the equipment without HP's prior written permission. If any of the above provisions are not met in their entirety then it shall be deemed that Contractor is in default of this Agreement.

   26.7 Contractor employees, agents and/or subcontractors are hereby strictly prohibited from removing any equipment, inventory or proprietary information that is the sole property of HP from HP's or Contractor's premises or warehouses. In the event that any equipment, inventory or proprietary information is removed from any of HP's or Contractor's premises or warehouses, then HP shall have the sole and absolute right to immediately terminate this Agreement as provided in Section 5.0 (Termination) and Contractor shall be responsible to immediately reimburse HP for the full retail value of any such inventory or equipment.

27.0  PERFORMANCE

   27.1 Delivery. Contractor commits to Program Services within the time frame defined in each Appendix. If Contractor fails to meet these requirements for 2 (two) consecutive months, or any 3 months of a 6 month period, HP shall so inform Contractor in writing, and if Contractor is unable to remedy the problem within sixty (60) days, HP may in addition to any other rights it may have, terminate this Agreement without further liability.

   27.2 Supplier Financial Reports. Upon reasonable request from HP, Contractor shall furnish information concerning its financial status in relation to this Agreement, including but not limited to: balance sheet, income statement, and statement of cash flows, to HP. A copy of all public filings (SEC 10K's and annual reports) will be provided to HP when they are provided to the public.

   27.3 Reports. On a weekly basis, updates of all BFT's, material shortages, and written reports of the cumulative quantities of materials processed or in process will be provided to the HP Account Manager. Such reports shall be submitted on a form agreed upon by HP and Contractor, and shall be returned to HP in accordance with the mutually agreed upon reporting schedule.

   27.4 Inspection. HP shall have the right to physically inspect at will, during normal business hours, the Program Services being performed by Contractor under this Agreement. HP shall also have the right to perform audits of processes to ensure that inventory, quality, process, and business controls are maintained and as to Contractor's compliance to pre-established Electro Static Discharge (ESD) handling procedures. HP's inspection may be for any purpose reasonably related to this Agreement, including without limitation to ensure Contractor's compliance with HP's quality requirements, referenced in each applicable Appendix. If requested to do so, Contractor will use commercially reasonable efforts to extend HP inspection rights to any vendor or supplier of Contractor.

   27.5 BFT's. Contractor will run the business to maintain all Business Fundamental Tables within the agreed control limits and goals set forth in each Appendix. Contractor will report the BFT's per each site Appendix as included. Failure on Contractor's part to report BFT's as agreed or maintain the goals and control limits for 2 (two) consecutive months or any 3 months of a 6-month period, are grounds for the termination of this Agreement. Included with the monthly BFT's, Contractor will provide HP a deviation report for any BFT metric that is outside the control limits or goals. The deviation report must include an action plan of how and time line of when the metric will be corrected within the control limits or goals.

28.0  PROGRAM PROCESS, REPORTING, METRICS AND MEASURES

   28.1 Contractor will be measured through the most currently approved version of HP's Supplier Performance Rating tool, that may focus on Technology, Quality, Responsiveness, Delivery, Communication, Environment, Strategic Alliance Relationship, Operational Performance, and Cost Controls.

   28.2 An example of the Supplier Performance Evaluation is shown in Exhibit D (TQRDCE Performance Evaluation). The measures will be jointly developed and supported by HP and Contractor.

         28.2.1 Contractor and HP are required to jointly establish operational metrics for all the Distribution Process. The management representatives of Contractor and HP will ensure the operational metrics are kept current and available to their respective companies. It is acknowledged that the operational metrics may be modified from time to time to reflect changes in HP's business, and that HP and Contractor shall keep each other currently advised as to any such changes which affect the metrics and the metrics will be modified accordingly. Contractor is expected to track the data and provide the information to HP.

         28.2.2 Contractor and HP will mutually agree on the operational metrics that Contractor will be measured and held accountable for. These metrics will in all attempts measure those processes that Contractor is in control of.

         28.2.3 Contractor commits to perform distribution services per the established metrics as listed in each Appendix. HP reserves the right to re-set goals every quarter. HP and Contractor will mutually agree on any goals that are re-set.

   28.3 Contractor management representatives will lead regularly scheduled meetings between HP and Contractor to review Contractor's performance in accordance with this Agreement. These reviews will include but not be limited to:

        28.3.1 Monthly BFT reviews. Contractor deliverables, at a minimum, will include:

             28.3.1.1 Reporting on metrics, discussing deviation reports, and root cause analysis issues.
             28.3.1.2 Analyze and report on Program targets vs. actual costs.
             28.3.1.3 Report on rolling three month, six month, yearly goals and progress made to date.
             28.3.1.4 Overtime if it exceeds 5%, notification should be discussed.
             28.3.1.5 Cycle Count.

        28.3.2 Year-End Review. Will be conducted with a pre-published schedule.

        28.3.3 Process Documentation and Changes: All processes documentation will be in ISO format or similar standard. Contractor shall demonstrate to the HP Account Manager that there are appropriate quality measures in place to meet designated performance metrics.

        28.3.4 TQRDCE will be the method used for these reviews on a semi-annual basis.

29.0  GOVERNING LAW AND COMPLIANCE

   29.1 General. Contractor shall comply with all applicable federal, state, local and foreign laws, rules, regulations, or orders issued by any public authority having jurisdiction over their respective obligations under this Agreement, and furnish to HP any information required to enable HP to comply with such laws, rules and regulations in its use of services including without limitation:

         29.1.1 The Williams-Steiger Occupational Safety Health Act of 1970, as amended, and any rules, regulations, or order issued thereunder;

         29.1.2 All applicable nondiscrimination requirements, including without limitation the provisions of Presidential Executive Order 11246 and the rules and regulations issued thereunder;

         29.1.3 The Fair Labor Standards Act, as amended, including all applicable requirements of the act and the regulations and orders of the U. S. Department of Labor;

         29.1.4 Vocational Rehabilitation Act, American Disability Act, and the Vietnam Era Veterans' Readjustment Act; and

                29.1.5   All applicable Environmental Regulations and Laws.

        29.2 Dispute Resolution. The Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of California without giving effect to the conflict of laws provisions thereof. Contractor and HP consent to the jurisdiction and venue of such courts. As a pre-condition to bringing any such action, the parties shall attempt to settle any controversy, claim, or dispute between HP and Contractor arising out of or in connection with this Agreement or any breach, termination or invalidity thereof, promptly and in good faith, through authorized representatives of the parties having the authority to resolve any such dispute. If that does not resolve the dispute, each party shall appoint a senior official to attempt in good faith to settle the dispute.

30.0  ASSIGNMENT

        30.1 Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, HP, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent to any entity controlled by, or under common control with, HP, or its permitted successive assignees or transferees. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

31.0  SAFETY AND THE ENVIRONMENT

        31.1    Safety.

                31.1.1 Contractor shall maintain the facilities and operations and perform all Program Services under this Agreement in compliance with all applicable laws and regulations of any governmental entity or sovereign authority with jurisdiction over any applicable Program Services, whether federal, state or local and whether of the United States or another country or countries, which pertain to safety, security, fire protection, and loss control standards. Upon reasonable written notice, Contractor will allow HP and its designated representatives which have been previously approved by Contractor, to visit any facility at which Program Services are performed and conduct loss control audits of the facility and operations.

                31.1.2 Contractor shall provide to its employees, agents or subcontractors such suitable safety appliances as may be needed to safely perform all Program Services.

                31.1.3 As an independent contractor, Contractor acknowledges and agrees that it is and will remain solely responsible for the health and safety of its employees, agents and/or subcontractors.

                31.1.4 Contractor shall establish and maintain such programs, processes and procedures, provide such equipment and training and take such other steps as may be required by applicable laws and regulations to protect the health and safety of Contractor's employees, agents and subcontractors performing work or services for Contractor under this Agreement, and HP shall have no responsibility or liability therefore, except as provided by law, per Section 29 (Governing Law and Compliance).

        31.2    Environment.

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

                31.2.1 Ozone Depleting Substances. Contractor shall not use any Class I or Class II substances, as those terms are defined in 42 U.S.C. 7671, and in the implementation regulations of the United States Environmental Protection Agency, at 40 CFR Part 82 in its performance of Program Services.

                31.2.2 Disposition of Excess Materials. Contractor shall recycle or dispose of any non-regulated, non-hazardous excess or waste materials resulting from HP Products or HP Property in compliance with the provisions of this Agreement and the applicable Exhibits, and with the laws and regulations of any governmental entity or sovereign authority with jurisdiction. Contractor shall recycle or dispose of any other non-regulated, non-hazardous excess materials generated from its operations in performance of Program Services in compliance with the laws and regulations of any governmental entity or sovereign authority with jurisdiction. Any revenue generated from these operations will be used to offset Contractor's costs or will be applied as a credit on applicable invoices. HP has the right to determine disposition of any excess materials.

                31.2.2 Processes and Compliance. Contractor shall continuously implement and maintain processes and policies designed, to protect the environment and will adhere to all applicable laws and regulations regarding protection of the environment at any facility, whether owned or leased by Contractor or by HP, at which Program Services are performed by Contractor.

                31.2.3 Contractor shall establish and maintain such programs, processes, and procedures, provide such equipment, and training, and take such other steps as may be required by applicable laws and regulations, to protect the health and safety of Contractor's employees, agents and subcontractors performing work or services for Contractor under this Agreement, and HP will have no responsibility or liability therefore, except as provided by law.

                31.2.4 Contractor shall stack and store Material in compliance with HP's Packaging Standards, marked as Exhibit E, attached hereto and incorporated herein.

32.0  BACKGROUND AND DRUG SCREENING

        32.1 Requiring background and drug screenings is in keeping with HP's objectives to provide and maintain a safe and secure working environment; to reduce the risk of thefts of property, funds, and proprietary information; and to have a work force of the highest quality and integrity.

        32.2 Contractor shall conduct background and drug screenings as established in the Contractor's Background and Drug Screening policies. Should the Contractor's Program Services operation be conducted on a HP owned or leased facility, then Contractor shall be required to follow HP's Drug and Background Screening Guidelines which is attached to each applicable Appendix.

        32.3 Should any portion of Contractor's work be subcontracted, Contractor shall warrant and ensure that commensurate background and drug screenings, which equal or exceed the expectations set forth for Contractor and Contractor's employees, have been completed on all subcontractors, and subcontractor's employees, subcontractors, and/or agents prior to those individuals performing work directly or indirectly involving HP or those individuals who otherwise have access to HP sites, data, products, and assets.

33.0  RELATIONSHIP OF THE PARTIES

        33.1 The relationship of the parties to this Agreement is that of owner and independent contractor. Neither Contractor nor Contractor's employees, consultants, contractors or agents are agents, employees or joint ventures of HP, nor do they have any authority to bind HP by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Contractor will determine, in Contractor's sole discretion,the

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

               manner and means by which the work under this Agreement is accomplished, subject to the express condition that Contractor will at all times comply with applicable law.

34.0  TAXES AND BENEFITS

        34.1 It is Contractor's obligation to appropriately report all compensation received by Contractor pursuant to this Agreement and pay all taxes due on such compensation. Contractor will indemnify HP against and hold it harmless from any obligation imposed on HP to pay any employee withholding taxes, social security, unemployment insurance, workers' compensation insurance,disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Contractor by HP pursuant to this Agreement.

35.0  GENERAL RESPONSIBILITIES.

        35.1   Contractor shall:
                35.1.1 Be solely responsible for the means, methods, techniques, sequences, and/or results of the work and all acts and omissions of Contractor's employees and agents;

                35.1.2   Obtain all permits required to perform the work;

                35.1.3 Abide by all written/verbal safety, and security procedures of HP while on HP premises;

                35.1.4 Coordinate all work without unreasonable interference with HP's employees or operations in areas around the work site;

                35.1.5 Proceed in good faith to comply with all applicable Federal, State, and Local laws, statutes and regulations; and;

                35.1.6   Meet, at minimum, HP's environmental guidelines.

36.0  MATERIALS MANAGEMENT

        36.1 Packaging. Product packaging for Finished Goods Inventory (FGI) material shall be in accordance with the HP's packaging guidelines as stated in each applicable Appendix. Any varying requirements will be specified by project.

37.0  DESIGN, MATERIAL AND PROCESS CHANGE

        37.1 Approval of changes. Contractor will not change any process, material, or component used in repairing product for HP that affects Form, Fit, Function, or any specification of any component, material, or unit without obtaining HP's prior written approval. Any such changes, including changes that will increase HP's costs in any way, must be approved by HP prior to Contractor implementing the change.

        37.2 At Contractor's request. Contractor's request will include applicable test results and any cost, schedule, or other impact of such change to HP at least thirty (30) days before it wishes to implement such a change. If required, HP may request, at HP's expense, (within 5 days) Contractor to provide sample units of the modified product for HP's evaluation. HP will approve or disapprove Contractor's request within ten (10) days after the receipt of information or sample units.

        37.3 At HP's request. Should HP desire modifications to the design of a product, HP will submit a written Production Change Order ("PCO") to Contractor. Contractor will implement the PCO as stated within the PCO and notify HP of any impact in cost or schedule within 3 working days of receipt of PCO.

        37.4 Continued Process Improvement. Contractor will conduct business in a manner that promotes a work environment that continually results in process and quality improvements.

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

38.0  PRICING AND COST

        38.1 Currency and pricing. The price for all Program Services and HP processes, including but not limited to warehousing, receiving, shipping, and logistic sevices shall be in U.S. dollars, unless otherwise stated, and shall remain in effect during the Term as defined in each Appendix. Prices and volumes will be reviewed mutually on a quarterly basis. Both HP and CONTRACTOR must agree to price changes in writing prior to the change going into effect.

        38.2 Costing Data. Contractor agrees to help HP understand Contractor's costs. Contractor further agrees to disclose all the cost components of the Program Services and Program processes performed for HP with the intent of reducing overall costs.

39.0  NOTICES

        39.1 Notices from CONTRACTOR. Any notices sent by Contractor pursuant to this DSA are to be sent to the address listed below. If the notice pertains to any of the attached Appendices of this Agreement, then the notice shall be sent to the address listed in each applicable Appendix:

                                      Hewlett-Packard,
                                      8000 Foothills Blvd., M/S 5781
                                      Roseville, CA  95747
                                      Attn:  Ryan Donovan

        39.2   Notices from HP. shall be sent to CONTRACTOR at:

                                      Pinnacle Data Systems, Inc.
                                      6600 Port Road
                                      Groveport, Ohio 43125
                                      Attn: Bob Hahn

40.0  BUSINESS CONTINUITY PLAN

        40.1 Contractor will develop and keep current a business continuity plan which details strategies for response to and recovery from a broad spectrum of potential disasters that could disrupt operations and timely delivery of materials required pursuant to this Agreement.("Disaster" means a serious disruption of the functioning of an organization, causing widespread human, material or environmental losses that exceed the ability of the organization to cope using only its own resources.)

        40.2 This plan will include a baseline hazard analysis, a written recovery plan, and procedures, a mitigation plan to prevent losses or minimize effects of unavoidable ones and a crisis communication plan. "Hazard" means an existing or unusual occurrence in the natural or human-made environment that may adversely affect human life, property, or activity to the extent of a disaster. Industrial/Technological Hazards include aircraft crashes, destruction of data storage, retrieval, and processing facilities, hazardous materials release, loss of data systems integrity from breaches of security, power failures, structural failures, telecommunications failures and transportation failures Natural Hazards include earthquake, flood, hurricane, landslide, tornado, tsunami, volcano, wild or forest fire, windstorm and winter storm.

        40.3 Contractor will conduct an annual test and evaluation of its business continuity plan to ensure expected systemic and process responsiveness from the Contractor. Any reasonable costs related to physical movement or relocation of equipment or material related to this test, will be paid by HP per pre-approved plan.

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

        40.4 Upon request, Contractor will make its business continuity plan and the annual evaluation available to HP or its designated representative for review.

41.0  FORCE MAJEURE

        41.1 Neither Contractor or HP will be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, governmental actions, and the unavailability of materials and components necessary for the repair of units or sub-assemblies provided that:

                41.1.2 performance or delay is beyond CONTRACTOR's reasonable control;

                41.1.3 Contractor gives HP written notice of such cause promptly, and in any event within five (5) days of discovery thereof; and

                41.1.4 Contractor uses its reasonable efforts to correct such failure or delay in performance.

        41.2 Contractor's time for performance or cure under this section will be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less. In the event of a delaying cause, HP may elect to suspend the Agreement in whole or in part for the duration of the delaying cause.

42.0  NO WAIVER

        42.1 The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of both parties. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

43.0  SEVERABILITY

        43.1 If any provision in this Agreement or any Exhibit, or Appendix is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement or any Exhibit or Appendix will remain in full force and effect.

44.0  MODIFICATION AND AMENDMENT

        44.1 No modification or amendment of this Agreement or any Exhibit or Appendix will be binding on either party unless it is in writing and signed by an authorized representative of each party and it expressly states that it is a modification or amendment to this Agreement or any Exhibit or Appendix.

45.0  EXHIBITS and APPENDICES ATTACHED

        All exhibits and Appendices attached to this Agreement shall be deemed a part of this Agreement and incorporated herein. Terms that are defined in this Agreement, and used in any exhibit and appendix, have the same meaning in the exhibit and appendix as in the Agreement.

        The following exhibits are hereby made a part of this Agreement:

        Exhibit A:  Expenditure Proposal

        Exhibit B:  Contractor Security Requirements

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

        Exhibit C:  Equipment Loan Agreement

        Exhibit D:  Performance Evaluation (TQRDCE)

        Exhibit E:  Packaging Standards

        Exhibit F:  HP Holiday Schedule

        Exhibit G:  Pinnacle Holiday Schedule

        Exhibit H:  Pinnacle Business Continuity Plan

        Exhibit I:  Electrostatic Discharge Control Standard

This Agreement, including all exhibits, is approved and agreed to by:

Hewlett-Packard Company - HP                 PINNACLE DATA SYSTEMS, INC.
----------------------------                 ---------------------------

Name:    Bruno Pillet                        Name:  Bob Hahn

Title:   HP Customer Support Manager         Title:    Vice President/COO

Signature: _______________________           Signature: _______________________

Name:    William Shadle

Title:   Sourcing Development Manager

Signature: _______________________

                                Exhibit A

                          Expenditure Proposal

                       EXPENDITURE PROPOSAL FORM
                       -------------------------

The following items have been approved by the ________________________Division of Hewlett-Packard for purchase for the ______________________________ program operated by [Contractor's Name] ("Contractor") for the benefit of Hewlett-Packard. It is acknowledged that these items exceed the pre-approved expenditure allowance of $___________.

        -----------------------------------------------------------------------
            ITEM/DESCRIPTION       COST      AMORTIZATION      OWNER AFTER
                                               PERIOD          DEPRECIATION
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
          SUBMITTED BY:                                      DATE:
        -----------------------------------------------------------------------
          APPROVED BY:                                       DATE:

                           Hewlett-Packard Co.
        -----------------------------------------------------------------------
          APPROVED BY:                                       DATE:

                           Contractor
        -----------------------------------------------------------------------

NOTE: For each item listed above, a separate document MUST be attached that fully describes how transfer of ownership of the item, or distribution of funds from sale or salvage of the item, will be handled in each the following situations:

        1. The item will no longer be required for the program being managed by Contractor, OR

        2. Either HP or the Contractor terminates the contract for the program being managed by Contractor.

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

                                   Exhibit B

                         Contractor Security Guidelines

1.  ACCESS CONTROL

     1.1.   ACCESS CONTROL (EMPLOYEES, CONTRACTORS, TRUCKERS)

            A formal access control program is required for all individuals that enter a warehouse where HP products are stored, manufactured, repaired or shipped to other destinations. All individuals should be granted access on a business need only basis. HP reserves the right to refuse access to any individual for business, security or safety reasons.

     1.2.   VISITOR BADGE PROCESS and ESCORT PROGRAM

            All visitors should be properly identified and issued ID badges accordingly. Any person other than an employee of the third party vendor should be required to be escorted at all times while in the facility. An exception to this would be employees of the third party supplier.

     1.3.   SIGN IN and OUT PROCEDURE

            All individuals should be required to sign in and out of any third party warehouse facility. An exception to this would be if the facility is under card key control. Those individuals who hold valid card keys would use the system to log in and out. All others would still be required to sign the log. All logs should be archived for a period of one year.

     1.4.   TOUR CONTROL

            Any individual (including Hewlett-Packard employees) should be required to have pre-authorization from HP Program Manager or their representative PRIOR to any tour into designated areas of facilities where services are being provided or inventory is being stored for HP.

2.  ALARM SYSTEMS

     2.1.   DOCK DOORS and ALARM CONTACTS

            A process should exist to prevent unauthorized access via dock doors. The process shall include:

            2.1.1. Ensuring that doors are only open when a trailer is properly attached and sealed to the building;

            2.1.2. Ensuring that security officers are present in the case of any open door(s);

            2.1.3. Ensuring that all doors are equipped with alarm contacts linked to a local security command center or central monitoring station.

     2.2.   EMERGENCY EXITS and ARMING, I.E. LOCAL SCREAMERS, ETC.

            All non-staffed emergency exits should at a minimum be alarmed with local screamers that require reset by a key. Additional enhancements could include reporting back to a command center or central monitoring station.

     2.3.   INTERIOR ELECTRONIC DETECTION IN BUILDING/ZONING OF ALARM SYSTEM

            To compliment perimeter controls, infrared protection within the facility has proven to be beneficial especially in low use areas. Consideration may be given to establishing zone patterns for alarms. This will enable management to provide additional protection to low use areas as well as component storage during normal business hours.

     2.4.   ALL MANNED DOORS SHOULD HAVE LATCH PLATES INSTALLED

            External doors should have latch plates installed to prevent unauthorized entry.

     2.5.   ROOF HATCHES

            Roof hatches should be assessed for adequate protection levels. Considerations should be given to monitor contact alarms or steel grates/bars preventing easy intrusion.

     2.6.   ALARM REPORTING RESPONSE AND ALARM ARMING

            A process should be in place to ensure timely reporting and escalation of all alarm conditions. This process should include alarm & de-alarming procedures, i.e. times of day, who can authorize an unlock, etc.

     2.7.   ALARM CHECKS AND PM PROCESSES

            Written procedures should be in place to ensure that all alarms are checked frequently to ensure proper operation. A preventative maintenance program should compliment this process.

3.   SECURITY SYSTEMS

     3.1.   DOCK AND PERSONNEL DOOR CAMERAS

            It is preferable to have surveillance cameras at all non-staffed employees access doors. All shipping and receiving docks should have cameras installed to adequately monitor all activities in these areas.

     3.2.   ARCHIVING VCR TAPES

            Tapes that have been used to record access, egress and dock activities should be archived for a minimum of ninety (90) days. New, replacement tapes should be provided to replace tapes that begin to deteriorate in picture quality & resolution.

4.   PRODUCT and INVENTORY PROTECTION

     4.1.   HP PRODUCT PROTECTION

            All Hewlett-Packard property and products should be stored in such a way that they are not mixed in with other companies' property. Where possible, motion sensors should compliment segregation procedures to enhance inventory protection. High-risk materials should not be stored outside of the warehouse, i.e. not left in trailers or on exterior docks.

     4.2.   SMALL COMPONENTS IN CAGES

            Small components such as microprocessors and other chips with high street dollar values should be stored in cages that have additional security procedures for access. This would include limited access, which could be controlled by card key access, high level key systems and/or sign in and out logs. Cameras should be installed to monitor the inventories stored in these cages.

5.   EXTERIOR and PERIMETER PROTECTION

     5.1.   EXTERIOR LIGHTING

            Lighting should be adequate enough to cover all building perimeters and personnel parking areas. All gatehouses should be well illuminated to enable proper identification of employees and vehicles.

     5.2.   PERIMETER FENCING and GATES

            All facilities should be fenced, at least seven (7) feet high with chain link fabric of number nine (9) wire, and with three (3) strands of barbed wire on outward supports at the top. All gates should be locked when not in use. Gatehouses should be staffed by a security officer during normal business hours and locked when not in use.

                                    Exhibit C

                            Equipment Loan Agreement

THIS EQUIPMENT LOAN AGREEMENT, NO. ____ (the "Agreement") is entered into between HEWLETT-PACKARD COMPANY, a Delaware corporation ("HP"), and __________________, a ______________ company located at_________________________
("Recipient").  This Agreement is effective as of _______________, _____
(the "Effective Date").

[Recipient and HP are currently parties to a _________________________ Agreement (the "Master Service Agreement"), dated as of______________, _____.]

1     Loan of Equipment. HP hereby loans to Recipient, for the applicable Term
      -----------------
      defined below, the HP-owned equipment (collectively, "HP Equipment"), which may consist of hardware, software and documentation described in the HP Equipment Schedule attached as Attachment 1. HP may, from time to time,
                                        ------------
      add, upgrade, or remove HP Equipment from Recipient's site during the Term. All HP Equipment received by Recipient during the Term will be described in an amended HP Equipment Schedule signed by Recipient and appended to this Equipment Loan Agreement. Recipient agrees, by its receipt of HP Equipment, that all HP Equipment is subject to the provisions of this Agreement.

2     Term. This Agreement will begin as of the Effective Date and run for a
      ----
      term of _________ months (the "Term"), unless earlier terminated by HP or Recipient upon thirty (30) days written notice to the other. HP may in writing extend the Term, or establish a separate Term with respect to particular items of HP Equipment.

3     Use.  Recipient  may  use  the  HP  Equipment  solely  for  purpose  of:
      ---
      ______________________________ [in accordance with the Master Service Agreement]. Recipient may not move any HP Equipment from the location specified in the HP Equipment Schedule without the prior written consent of HP. Recipient's right to use the HP Equipment is non-transferable.

4     Software and Documentation. All software provided with the HP Equipment is
      --------------------------
      hereby licensed to Recipient under HP's Software License Terms, a current form of which is attached as Attachment 2. If Recipient requires a license
                                   ------------
      to use any software other than as stated in the Software License Terms, that license must be specified in the HP Equipment Schedule. Any documentation listed in the HP Equipment Schedule is licensed to Recipient for its use solely for the purposes stated in Section 3 above. If Recipient wishes to make copies of any documentation, it must first obtain HP's prior written consent.

5     Ownership. HP retains all right, title and ownership to the HP Equipment,
      ---------
      unless Recipient purchases any such HP Equipment. Recipient hereby nominates and appoints HP as its attorney-in-fact for the sole purpose of executing and filing, on Recipient's behalf, UCC-1 financing statements (and any appropriate amendments thereto) or a suitable substitute document (including this Agreement) under the provisions of the Uniform Commercial Code for the HP Equipment loaned to Recipient hereunder. A form of an UCC-1 financing statement will be used for this purpose. If requested by HP, Recipient will affix any label or marking supplied by HP evidencing HP's ownership of the HP Equipment. HP may, from time to time, inspect the HP Equipment. Recipient may not sell, transfer, assign, pledge, or in any way encumber or convey the HP Equipment or any portion or component of such equipment.

6     Warranty Disclaimer. ALL HP EQUIPMENT IS PROVIDED "AS IS", WITHOUT
      -------------------
      WARRANTY OF ANY KIND, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Recipient understands that some newly manufactured HP Equipment may contain remanufactured parts equivalent to new in performance.

7     Indemnification. Recipient hereby agrees to defend, indemnify and hold HP
      ---------------
      harmless from any claims or suits against HP arising from Recipient's use of the HP Equipment, including use by its employees, agents or subcontractors. Recipient will pay all costs, damages, losses and expenses (including reasonable attorneys' fees) incurred by HP and will pay any award with respect to any such claim or agreed to in any settlement.

8     Maintenance. During the Term, Recipient will maintain all HP Equipment in
      -----------
      good operating order and condition. All maintenance must be provided by personnel authorized by HP. HP will provide standard installation, support and maintenance for the HP Equipment [at no cost] [at HP's standard rates] to Recipient during the Term; however, all maintenance costs and expenses due to Recipient's negligence will be borne by Recipient. Recipient will be responsible for providing HP personnel ready and safe access to the HP Equipment for such maintenance and support.

9     Risk of Loss. Recipient will bear all risk of loss with respect to the HP
      ------------
      Equipment from receipt until such HP Equipment is returned to HP. All HP Equipment returned to HP must include the same components as received by Recipient, and must be in good operating order and condition. Charges may be imposed by HP if Recipient fails to return the HP Equipment in such condition or within the return timeframe set forth herein.

10    Shipping Costs. Unless otherwise agreed in writing by HP, Recipient will
      --------------
      be responsible for and pay all delivery, freight and rigging charges, all taxes and duties, and all other shipping costs and expenses with respect to the delivery or return of any HP Equipment hereunder.

11    Limitation of Liability. HP WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT,
      -----------------------
      SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, ARISING OUT OF THIS EQUIPMENT LOAN AGREEMENT OR RECIPIENT'S USE OF THE HP EQUIPMENT.

12    Termination. Upon expiration or earlier termination of the Term, Recipient
      -----------
      will return to HP all HP Equipment within 10 workdays. HP may permit Recipient to purchase certain items of the HP Equipment upon termination under the purchase terms set forth below. In the event that Recipient is permitted to purchase any of the HP Equipment and fails to return that Equipment to HP upon expiration of the Term within such 10-day period, Recipient will be deemed to have elected to purchase the HP Equipment, and HP will invoice Recipient accordingly.

13    Purchase Option. If HP permits Recipient to purchase any of the HP
      ---------------
      Equipment, Recipient may elect to purchase those items of the HP Equipment under HP's then current standard terms and conditions, provided that such HP Equipment may not be purchased solely for resale. Upon purchase, such HP Equipment will be provided with HP's then current standard warranty provisions for used equipment. The purchase price for HP Equipment purchased under this Section will be the then current list price less a ______% discount. No other promotional or purchase discounts will apply. Such purchase will not qualify for any stock rotation or price protection under any other agreement that Recipient may have with HP.

14    General Provisions.
      ------------------

      a)  Notices . All notices to be given under this Agreement must be in
          -------
          writing and addressed to the location specified in the Master Agreement or as designated in the opening Section of this Agreement if there is no Master Agreement. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telex and will be validly given upon oral or written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

     b)     No Assignment. Neither this Agreement nor any right, privilege,
            -------------
            license or obligation set forth herein may be assigned, transferred or shared by Recipient without HP's prior written consent, and any such attempted assignment or transfer is void. Any merger, consolidation, reorganization, transfer of substantially all assets of Recipient or other change in control or ownership of Recipient will be considered an assignment for the purposes of this Agreement.

     c)     Entire Agreement. This Agreement and the attached Exhibits
            ----------------
            comprise the entire understanding between the parties with respect to its subject matter and supersede any previous communications, representations, or agreements, whether oral or written. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.

     d)     Governing Law. This Agreement will be governed in all respects by
            -------------
            the laws of ____________ without reference to any choice of laws provisions, as though this Agreement were entered into by residents of that State to be wholly performed within that State. The parties hereby waive any application of the United Nations Convention on Contracts for the International Sale of Goods (as promulgated in 1980 and any successor or subsequent conventions) with respect to the performance or interpretation of this Agreement.

APPROVED AND AGREED:

RECIPIENT:_____________________                         HEWLETT-PACKARD COMPANY

By:                                                     By:

Print Name:                                             Print Name:

Title:                                                  Title:

                                         PROGRAM EQUIPMENT LOAN AGREEMENT

                                                  AND ASSET LIST

----------------------------------------------------------------------------------------------------------------------------------
                                                Program Equipment and Asset List                                             Page 1
----------------------------------------------------------------------------------------------------------------------------------
Contract #                                      Location                     Contractor Name:
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Responsible
Date     ID # or               Equipment     Equipment  Description  Equipment   for           Disposition   Disposition  Name of
Listed   HP Asset #  Serial #  Manufacturer  Model #                 Condition   Maintenance   Date          Description  Disposer
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                    Exhibit D

                         Performance Evaluation (TQRDCE)

TQRDCE is a set of performance expectations and measurement criteria for use in qualifying new service CONTRACTORs, and managing the ongoing long-term business relationship with existing service CONTRACTORs.

The initials TQRDCE represent: Technology, Quality, Responsiveness, Delivery, Cost and Environment.

The success of service CONTRACTOR performance is rightfully shared with our service CONTRACTORs who specifically contribute to our commitment to excellence. Successful service CONTRACTOR performance in the areas of TQRDCE will increase the opportunity for repeat business, increased sales, and profitable growth.

A primary objective for procurement is: To maintain a competitive advantage by providing materials of the highest quality and lowest cost, with the best delivery, responsiveness, and technology available, by selecting fewer but better service CONTRACTORs. In order to accomplish this objective, the TQRDCE criteria were developed.

Technology
HP must compete in the world market on the basis of manufacturing technology, as well as design technology. We expect our service CONTRACTORs to be technological leaders in their respective fields of design and manufacturing. Service CONTRACTORs are expected to participate in mutual engineering throughout HP's products' life cycle to enable timely introductions and continuous quality and cost improvements.

Quality
HP set a quality goal of zero defective products for electrical, mechanical, cosmetic, and administrative reasons. HP's quality expectation is defect-free materials. Quality and reliability are expected to be achieved through superior design, process control and continuous process improvements. All material is to be fit for use, and to be cosmetically acceptable.

Responsiveness
HP expects service CONTRACTORs to be responsive to swings in demand, with short cycle times, and appropriate inventory management, while maintaining flexible capacity capabilities to successfully resolve problems and improve worldwide service.

Delivery
HP expects deliveries to be 100% on time all the time within a window of -3/+0 (three days early and no days late). To achieve this expectation there must be continuous improvement in overall delivery performance and our service CONTRACTORs must be prepared to meet commitments worldwide. Lead times must be short by industry standards, reliable and decreasing over time.

COST
HP expects to minimize costs and obtain the lowest average price worldwide.

Environment
HP recognizes its obligations to be a good citizen in each nation and community in which it operates. HP must conduct its operations in such a manner that protects the environmental quality of these countries and communities. Our service CONTRACTORs are an integral part of this effort; therefore, HP service CONTRACTORs are expected to conduct their operations in an environmentally responsible manner.

By setting service CONTRACTOR expectations HP hopes to:
- maximize customer satisfaction;

- maximize profitability for all contributors to the system;
- maximize responsiveness to change; and
- provide a framework for effective communications
         To accomplish these objectives HP will need to:
         - establish and maintain long-term commitments;
         - promote effective communications;
         - obtain mutual agreement on expectations and goals;
         - treat a service CONTRACTOR's process as an extension of HP's processes;
         - and utilize a team approach to achieve performance improvements (proactive/cooperative).

         The success of service CONTRACTOR performance is rightfully shared with our service CONTRACTORs who specifically contribute to our commitment to excellence. Successful service CONTRACTOR performance in the areas of TQRDCE will increase the opportunity for repeat business, increased sales, and profitable growth.

                                    Exhibit E

                             HP Packaging Standards

                                     Exhibit F

                               HP HOLIDAY SCHEDULE

=========================================================================================
             HP                       2001                   2002                  2003
     Company-Designated             Date/Day               Date/Day              Date/Day
          Holiday                   Observed               Observed              Observed
=========================================================================================
=========================================================================================
New Year's Day               Jan 01 (Mon)           Jan 01 (Tue)          Jan 1 (Wed)
=========================================================================================
Martin Luther                Jan 15 (Mon)           Jan 21 (Mon)          Jan 20 (Mon)
King Day
=========================================================================================
Presidents' Day              Feb 19 (Mon)           Feb 18 (Mon)          Feb 17 (Mon)
=========================================================================================
Memorial Day                 May 28 (Mon)           May 27 (Mon)          May 26 (Mon)
=========================================================================================
Independence Day             July 04 (Wed)          Jul 04 (Thu)          Jul 04 (Fri)
=========================================================================================
Floater                      -----------            Jul 05 (Fri)          -----------
=========================================================================================
Labor Day                    Sep 03 (Mon)           Sep 02 (Mon)          Sep 01 (Mon)
=========================================================================================
Thanksgiving                 Nov 22 (Thu)           Nov 28 (Thu)          Nov 27 (Thu)
=========================================================================================
Day After Thanksgiving       Nov 23 (Fri)           Nov 29 (Fri)          Nov 28 (Fri)
=========================================================================================
Floater                      Dec 24 (Mon)           -----------           -----------
=========================================================================================
Christmas                    Dec 25 (Tue)           Dec 25 (Wed)          Dec 25 (Thu)
=========================================================================================
Floater                      -----------            -----------           Dec 26 (Fri)
=========================================================================================

                                                                  March 01, 2001

                                    Exhibit G

                           Contractor Holiday Schedule

                                    Exhibit H

                       Contractor Business Continuity Plan

                                    Exhibit I

                    Electrostatic Discharge Control Standard

                          (begins on following page)

                                      41